Exhibit 10.1

Commercial Billing Service
A Division of Compass Bank  Recourse Accounts/Electronic
P.O. Box 2201  Transmission
Decatur, Alabama 35602

MERCHANT AGREEMENT

This Merchant Agreement (the "Agreement"), dated as of ________________________, 2017 (the “Effective Date”), is made by and between Compass Bank, an Alabama banking corporation d/b/a Commercial Billing Service (herein "Bank"), and the following party (herein "Merchant"): jointly and severally, NDS Nutrition Products, Inc., a Florida corporation, and iSatori, Inc., a Delaware corporation.

1.
Purchase and Sale. Merchant agrees to sell to Bank, and Bank agrees to purchase, with full recourse and subject to Section 2 of this Agreement and the other terms of this Agreement, all Merchant's interest in and title to certain present and future accounts ("Accounts") owing from customers of Merchant ("Customers"). Accounts shall be described more particularly by the delivery of written invoices and related documents to Bank pursuant to Section 4 of this Agreement or by the submission of an Electronic Transmission pursuant to Section 7 of this Agreement. The term "Obligation" as used in this Agreement shall mean and include Accounts.

2.
Obligations to be Sold. Bank in its sole discretion, and on an uncommitted basis, will choose Obligations to purchase
Bank will notify Merchant of any Obligations that Bank does not purchase within five (5) days of Bank's receipt of such Obligation or description thereof pursuant to Sections 4 or 7 of this Agreement. Notwithstanding anything to the contrary contained herein, the Bank has full recourse to Merchant for all Obligations purchased by Bank. Bank succeeds to all rights Merchant owns in or regarding the Obligations, including, without limitation, enforcing collection; extending time for repayment; receiving, opening and disposing of mail addressed to Merchant; and endorsing Merchant's name on and negotiating Customer remittances (including checks and other payments). For this purpose, Merchant hereby grants Bank its power of attorney to engage in any and all of the foregoing activities. Such power, being coupled with an interest, is irrevocable. Merchant will hold all checks or payments on Obligations in trust and promptly remit them in kind to Bank. Bank may set an upper limit on the aggregate amount of Obligations owing by any Customer.

3.
Intentionally Deleted.

4.
Purchase of Obligations. Bank will furnish Merchant a written statement for each Customer listing an identification number and dollar limit per Customer. All Obligations purchased by Bank must be evidenced by separate invoices with payment terms equal to or less than 90 days (unless otherwise approved by Bank) which reflect Bank’s name and remittance address. Except as provided in Section 7 of this Agreement (Electronic Transmission), within seven (7) days after each sale of goods or services to a Customer, Merchant will deliver or mail the invoices evidencing or constituting the Obligations to Bank, (or to any of Bank's correspondent banks, designated by Bank, which maintains Merchant's checking account), together with Merchant's recap of the total amount of the Obligations and all backup and supporting information deemed necessary by Bank, all which must be received prior to or at the time of a funding request. All Obligations must satisfy the Customer's requirements for payment and show the Customer's name, address and identification number. Bank will purchase Obligations by paying to Merchant 100% of the face amounts of the invoices then due with respect to such Obligations, less credits, returns, reserves or discounts, if any. Bank will make such payments by crediting Merchant's checking account. Prior to funding, (i) Merchant shall notify all applicable Customers of the Bank’s purchase of the Obligations and shall instruct such Customers to remit payments directly to Bank, and Bank may itself at any time so notify and instruct such Customers and (ii) Bank shall be in receipt of an acknowledgment regarding redirection of payments to Bank from each such Customer. Bank shall be entitled to verify the invoices in its sole discretion.

5.
Payment. The following fees (“Fees”) shall be due from Merchant to Bank in connection with the Obligations purchased by Bank:

Non-Utilization Fee. Merchant shall pay to Bank a Non-Utilization Fee in an amount, for any applicable period, equal to the Libor Plus Rate (calculated as provided herein) as of the last day of such period multiplied by the amount, if any, by which the Minimum Utilization Amount (in the amount designated on Annex A) exceeds the average outstanding amount of Obligations during such period. The Non-Utilization Fee shall accrue at all times beginning 60 days after the date of the initial purchase of Obligations until the termination of this Agreement. The Non-Utilization Fee shall be due and payable in arrears at the end of each 90 day period and on the termination date of this Agreement and shall be calculated for the applicable period then ended.

Libor Plus Fee. Merchant shall pay to Bank a Libor Plus Fee at the time the Bank receives payment for each invoice of Customer evidencing the Obligations purchased by Bank, or, if applicable, when the Bank requires the Merchant to repurchase the Account relating to such Customer invoice pursuant to the terms and conditions of this Agreement. Such “Libor Plus Fee” shall be calculated on the basis of a 360-day year applied to the actual number of days the Customer invoice remained outstanding by multiplying the product of the face amount of the Customer invoice purchased by Bank and the Libor Plus Rate (calculated as provided herein) by the actual number of days the Customer invoice remained outstanding, and dividing by 360. Merchant acknowledges that the Bank will credit such Customer invoice payment to and debit such Libor Plus Fee paid by Merchant from Merchant’s outstanding Obligations within three (3) days of Bank’s receipt of such Customer invoice payment, or, if applicable, within three (3) days from Merchant’s repurchase of the Account related to a Customer invoice as required by Bank pursuant to the terms and conditions of this Agreement. The “Libor Plus Rate” shall be equal to LIBOR plus 550 basis points (5.5%). The Libor Plus Rate under this Agreement is subject to change from time to time based on changes in an independent index which is the “LIBOR.” “LIBOR” is the London Interbank Offered Rate for the applicable Reference Period, determined by ICE Benchmark Administration Limited (ICE) (or any successor or substitute therefor), as obtained by Bank from Reuter’s, Bloomberg or any other source providing such quotations as may be designated by Bank from time to time (the “Rate Source”) as of the date that is two Business Days before each Reset Date (as defined below) (or in the event no such quotation is available on that date, quoted on the Business Day most immediately preceding the date of determination on which such a quotation was available), as adjusted from time to time in Bank’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If the Rate Source states a rate that is less than zero, the applicable rate shall be deemed to be zero, except to the extent so adjusted by Bank. Each change in such rate based on a change in the rate stated by the Rate Source shall be effective from and including the first Business Day of each month (each, a “Reset Date”). Notwithstanding the foregoing, if for any reason Bank is not able to determine a rate as described above, it becomes illegal for Bank to fund or maintain purchases of Accounts as referenced herein based on the rate so determined or Bank determines that such rate will not adequately and fairly reflect its cost of maintaining or funding purchases of Accounts hereunder, then upon notice to Merchant and until Bank gives notice that such conditions no longer exist, Bank shall have the right, in its sole discretion, to substitute an alternative index rate selected by Bank for that rate. The “Reference Period” means a period of one (1) month. The Reference Period is for reference purposes only, and the index rate hereunder may continue for a period that is longer or shorter than the Reference Period, depending on, among other things, whether the end of the Reference Period in a given month falls on a day other than a Business Day. “Business Day” means each day other than a Saturday, a Sunday, or any holiday on which Bank’s offices are closed for business with the public. The rate defined in this paragraph is referred to as “LIBOR” (the “Index”).

6.
Reserve Account. Bank may hold back and apply a portion of any Purchase Price to the Reserve Account in the amount of the Reserve Amount. The “Reserve Account” shall mean a bookkeeping account on the books of the Bank representing an unpaid portion of the Purchase Price, maintained by Bank to ensure Merchant’s performance with the provisions hereof. The “Reserve Amount” shall mean the Reserve Percentage multiplied by the unpaid balance of the Obligations purchased by the Bank, plus, if applicable, any amount reserved by Bank from time to time as a result of its sole credit judgment. The “Reserve Percentage” shall be 20%. Merchant shall pay to Bank on demand any amount by which the collected funds in the Reserve Account are less than the Reserve Amount. Bank shall pay to Merchant any amount by which collected funds in the Reserve Account are greater than the Reserve Amount (“Reserve Excess”); provided, that the Bank will review the Reserve Account on a bi-monthly basis and release any such excess to the Merchant only after a review of the Reserve Account. Before the Bank releases any Reserve Excess to Merchant, any Accounts that are to be repurchased by the Merchant as further described in Section 8 below will first be deducted from the Reserve Excess. Bank may charge the Reserve Account with any obligation, including any amounts due from Merchant to Bank hereunder. Bank may pay any amounts due Merchant hereunder by a credit to the Reserve Account. All Accounts to be repurchased by the Merchant will be reconciled through the Reserve Account. NDS Nutrition Products, Inc. and iSatori, Inc. each acknowledge and confirm that any and all amounts held in the Reserve Account may be used by Bank to pay any obligations owed by either NDS Nutrition Products, Inc. or iSatori, Inc. under this Agreement.

7.
Electronic Transmission. In lieu of Merchant's delivery of written invoices evidencing or constituting Obligations to Bank pursuant to Section 4, Merchant may transmit to Bank information identifying any Obligation which Merchant wishes to sell to Bank by means of email or internet transmission ("Electronic Transmission") subject to the terms of this Agreement, including, without limitation, the following terms:

a.
Merchant shall deliver to Bank by Electronic Transmission all information in a form satisfactory to Bank which is required by Bank to describe each specific Obligation. Bank shall be entitled to verify the information in Electronic Transmissions.

b.
Bank shall pay for the Obligations which Bank purchases as provided in this Agreement.

c.
Electronic Transmissions are intended only to identify Obligations, and are not instructions for payment to any beneficiary. Payment for Obligations identified in Electronic Transmissions and purchased by Bank shall be subject to all provisions of this Agreement. The parties intend that when Bank pays Merchant for an Obligation, exclusive and unencumbered title to the Obligation shall pass to Bank.

d.
Merchant agrees that any Obligation purchased from Merchant by Bank pursuant to an Electronic Transmission shall be subject to this Agreement including, without limitation, all representations and warranties.

e.
Merchant agrees that no further act, assignment or signature shall be required in order to transfer exclusive and unencumbered title to Bank with respect to any Obligations purchased by Bank from Merchant pursuant to an Electronic Transmission.

f.
Merchant agrees that an Electronic Transmission describing Obligations shall constitute a writing, signed by Merchant and be deemed an adequate description of the Obligations and be incorporated into the Agreement.

g.
Merchant agrees that it will not assert a claim or defense based on any requirement for a signed writing, whether under the Uniform Commercial Code, any other statute or rule or common law.

h.
Merchant agrees that it shall be responsible for and indemnify and hold harmless Bank from any loss or expense, including attorneys' fees, incurred by Bank as a consequence of error, negligence or fraud of Merchant or its employees in connection with any Electronic Transmission or any failure by Merchant to deliver Electronic Transmissions in the proper format, or any other loss arising from Bank's agreeing to accept Electronic Transmissions.

Additionally, unless Bank specifies otherwise, Merchant shall supply copies of all Customer invoices via email or internet transmission.

8.
Repurchase of Accounts. Bank may require that Merchant repurchase, by payment of the unpaid amount due on the Account(s) thereof together with any unpaid fees relating to such Account(s) purchased by the Bank on demand, or, at Bank’s option, by Bank’s charge to the Reserve Account: (i) any Account purchased by the Bank that is in dispute with the Customer or against which Customer asserts an alleged claim, defense or offset; (ii) any Account purchased by the Bank that remains outstanding for more than 90 days past the date of purchase by Bank from Merchant unless otherwise approved by Bank; and (iii) all Accounts purchased by the Bank upon the occurrence of any of the events described in Section 10(l) or upon the termination date of this Agreement. Bank shall retain a security interest in any Account purchased by the Bank that is repurchased by the Merchant. Merchant agrees to notify Bank promptly of all disputes with Customers.

9.
Merchant Warranties. Merchant hereby represents and warrants to Bank:

a.
If either Merchant is a corporation, each is duly organized and in good standing under the laws of its incorporation state and is duly qualified and in good standing in every other state in which it is doing business, and the execution, delivery and performance of the Agreement are within its corporate powers, have been duly authorized and are not in contravention of any laws or the powers of its charter, by-laws, or other incorporation papers, or of any indenture, agreement, or undertaking to which Merchant is a party or by which it is bound.

b.
Merchant has good and clear title to the Obligations that it sells to Bank under this Agreement and has the absolute right to sell such Obligations to Bank.

c.
Each Obligation delivered or sold to Bank is a separate account arising from a bona fide sale of goods or services delivered by Merchant to the named Customer, and that the amount thereof is unconditionally due and owing Merchant from Customer on account of such sale and is not, and will not be, subject to any counterclaim, setoff, defense, or other reduction.

d.
Any purchase by Bank of any Obligation shall not relieve Merchant from, or obligate Bank to assume, any of the covenants, warranties or undertakings in or with respect to any such Obligation to be performed by Merchant for the benefit of its Customers.

e.
Each Obligation is due and owing within ninety (90) days of its origination date unless otherwise approved by Bank.

f.
All proceeds from the purchase of Obligations by Bank hereunder shall be used for general corporate purposes and to payoff Merchant’s existing credit facility with US Bank, as approved by Bank.

g.
All records of Merchant pertaining to Obligations, general intangibles and contract rights have always been, are and will continue to be kept at Merchant's principal place of business located at ____________________________________________________.

h.
The execution, delivery and performance of this Agreement, the purchases of Obligations hereunder and the use of the proceeds thereof will not violate any governmental, licenses, authorizations, consents and approvals applicable to Merchant or any contractual obligation between Merchant and a third party and will not result in, or require, the creation or imposition of any lien on any of the Collateral or assets of Merchant pursuant to any governmental requirements or any such third party contract (other than the security interests and liens created by this Agreement).

i.
Merchant will promptly pay all taxes or charges levied on or with respect to, and will at all times keep the Collateral, free and clear of all liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever, other than the security interests granted to Bank hereby. Merchant agrees to take all actions that Bank may request to establish and maintain a valid title and security interest in the Collateral, free and clear of all other liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever, including, without limitation, the payment of any amounts, taxes, assessments, fees and/or charges necessary to perfect and note Bank's interest in the same. If such amounts, taxes, assessments, fees and/or charges remain unpaid after the date fixed for the payment of same, or if any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance shall arise, or be claimed or asserted with respect to the Collateral, Bank may, without notice to Merchant, pay such taxes, assessments, charges or claims, or take any and all other actions (including the payment of money) deemed desirable by Bank to remove any such lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Merchant agrees that the amounts thereof, along with any amounts necessary to perfect and note Bank's interest in any Collateral, shall be charged to the Reserve Account described herein.

j.
Neither this Agreement, nor any document, certificate, or statement furnished (or to be furnished) to Bank by or on behalf of Merchant pursuant to or in connection with this Agreement contains (or will contain) any untrue statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements contained herein and therein not misleading. There is no fact known to Merchant that materially and adversely affects, or will materially and adversely affect, the assets, business, operations, or condition of Merchant that has not been specifically set forth in this Agreement or otherwise disclosed by Merchant to Bank in writing. Further, there has not been any material adverse change in the condition, business or operations of Merchant since the date of the balance sheets, earnings statements and other financial data referenced in this paragraph (k).

k.
Merchant hereby represents and warrants that (i) none of its assets are, for purposes of ERISA, considered assets of a plan; (ii) no pension plan sponsored, maintained or contributed to by Merchant or any of its ERISA Affiliates has an accumulated funding deficiency (whether or not waived) under Section 412 of the Code or Section 302 of ERISA; and (3) neither Merchant nor any ERISA Affiliate has any unsatisfied liability for withdrawal liability with respect to any Pension Plan which is a Multiemployer Plan.

l.
There are no judgments, actions, suits, claims, proceedings or investigations existing, outstanding, pending, or to the best of Merchant's knowledge after due inquiry, threatened or in prospect, before any court, agency or tribunal, or governmental authority against or involving Merchant or any guarantor which do or could materially affect the business, properties, prospects, financial condition, earnings, results of operations or earnings capacity of Merchant or any guarantor, which impair Merchant’s ability to perform its obligations arising under this Agreement, or which question the validity of this Agreement or any of the documents executed and delivered in connection herewith, or any action or instrument contemplated by any of them

m.
Merchant shall not, without the prior written consent of Bank, suffer to exist any lien (including any encumbrance or security interest) of any kind upon any of its accounts or accounts receivable, whether now owned or hereafter acquired.

10. Covenants. Merchant represents, warrants and covenants as follows:

a.
Subject to any limitations stated therein or in connection therewith, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to Bank to induce it to enter into this Agreement, to extend credit from time to time hereunder, or otherwise furnished in connection herewith, do or will fairly represent the financial condition of Merchant (or other persons or entities, as applicable) as of the dates and results of operations for the periods for which the same are furnished in accordance with generally accepted accounting principles consistently applied, and all other information, reports and other papers and data furnished to Bank shall be accurate, as of the relevant date, and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter.

b.
Merchant's name, chief executive office and principal place of business are and always have been as set forth on the third page of this Agreement, except as otherwise disclosed in writing to Bank. Merchant will promptly advise Bank in writing sixty (60) days prior to any change in Merchant's name, place of organization, organizational identification number, chief executive office or principal place of business.

c.
Merchant is not now and will not be in default under any agreement evidencing an obligation for the payment of money, performance of a service or delivery of goods, demand for performance under which, or acceleration of the maturity of which would render Merchant insolvent or unable to meet its other debts as they become due or conduct its business as usual.

d.
Merchant is and at all times shall remain solvent as defined under applicable Alabama state law and the federal bankruptcy code and is not now and has not been in the past three (3) years a debtor under any title of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq.

e.
Merchant does and shall at all times while any Liabilities remain unsatisfied comply with all applicable laws, ordinances, rules and regulations of any governmental authority or entity governing or affecting Merchant, any of its property, the Collateral or any part thereof, and shall immediately notify Bank of any and all actual, alleged or asserted violations of any such laws, ordinances, rules or regulations. Without limitation to the generality of the foregoing, Merchant shall comply, and cause to be complied, with all laws, governmental standards and regulations applicable to Merchant or any Collateral in respect of occupational health and safety, toxic and hazardous waste and substances and environmental matters. Merchant promptly shall notify Bank of receipt of any notice of any actual, alleged or asserted violation of any such law, standard or regulation. Merchant hereby agrees to indemnify, defend and hold Bank harmless from all loss, cost, damage, claim and expense incurred by Bank on account of Merchant's breach of any representation, warranty or requirement of this paragraph (e), Merchant's failure to perform the obligations of this paragraph, and/or Merchant's or any Collateral's violating any applicable laws, ordinances, rules or regulations, including, without limitation, any environmental or occupational health and safety laws or regulations. This indemnification shall survive the satisfaction of the Obligations, the termination of this Agreement and the exercise of any right or remedy under this Agreement. Merchant represents that there are no pending claims or threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements involving Merchant or any Collateral.

f.
Merchant shall (i) preserve, renew and maintain in full force and effect its corporate or organizational existence and (ii) take all reasonable action to maintain all authorizations, approvals, rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted under this Agreement.

g.
Merchant hereby covenants and agrees that: (i) in addition to the prohibitions set forth in this Agreement, and not in limitation thereof, Merchant shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Collateral, or attempt to do any of the foregoing or suffer any of the foregoing, if such proposed action will result in a prohibited transaction under ERISA or the U.S. Internal Revenue Code of 1986, as amended, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form (the “Code”); and (ii) Merchant shall take and cause to be taken all necessary actions so that at all times the assets of Merchant shall not be considered for any purpose of ERISA or Section 4975 of the Code to be assets of a plan.

h.
Merchant shall indemnify and hold Bank free and harmless from and against all loss, costs (including reasonable attorneys' fees and expenses), taxes, damages and expenses Bank may suffer by reason of the investigation, defense and settlement of claims, and in obtaining any prohibited transaction exemption under ERISA necessary in Bank's reasonable judgment, by reason of the inaccuracy of the foregoing representations and warranties of Merchant or a breach of the foregoing covenants of Merchant of this paragraph. The obligations of Merchant under this Section shall survive the payment in full of the Liabilities or other satisfaction thereof.

i.
Merchant shall at reasonable times and from time to time allow Bank, by or through any of its officers, managers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Merchant's books and records; (ii) analyze Merchant's financial statements; (iii) arrange for verification of Merchant's accounts and inventory under reasonable procedures, directly with Customers or by other methods; and (iv) inspect, review and audit the Collateral at any time during normal business hours, without prior notice to Merchant.

j.
The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution. Consequently, Bank may from time-to-time request, and Merchant shall provide to Bank, Merchant's name, address, tax identification number and/or such other identification information as shall be necessary for Bank to comply with federal law. An "account" for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

k.
The Liabilities of Merchant arising under this Agreement are at least pari passu in repayment with all other obligations of Merchant, if any such other obligations are permitted hereunder.

l.
In addition to Bank's other rights, which are cumulative, Merchant will reimburse Bank for and repurchase from Bank any Obligation purchased by Bank with respect to which any of the following (which constitute breaches of warranty under this Agreement) occurs:

(i)
Any of the warranties in this Section 9 is false or if the payment for any Obligation is obtained from Bank by Merchant or its agents by fraud.

(ii)
Customer fails to pay an Obligation for any reason and Bank has asked the Merchant to repurchase it.

(iii)
Goods relating to the Obligation are returned or Customer claims to have returned them or services relating to the Obligation are claimed to be unsatisfactory by the Customer.

(iv)
The Obligation exceeds its dollar limit without Bank's prior approval.

(v)
The invoice is illegible, or fails to comply with the requirements in Section 4 or the Electronic Transmission fails to comply with the requirements in Section 7.

(vi)
The transaction underlying the Obligation violates any law or regulation.

(vii)
A Customer fails to pay the Obligation, or any part thereof, claiming that Merchant owes the Customer money or other obligation.

(viii)
The Obligation is not an account as that term is defined by the Uniform Commercial Code.

(viii)
The Obligation is not an account as that term is defined by the Uniform Commercial Code.

(ix)
Merchant fails to comply with this Agreement.

(x)
The Obligation arises in connection with a lease or lease/purchase transaction between Merchant and its Customer.

(xi)
The Obligation arises in connection with a consumer transaction or is owed or owing by a consumer.

(xii)
Bank does not have good title, free of any adverse interest, to any Obligation which it has purchased.

m.
Merchant is and will be the sole and exclusive owner of the Merchant’s accounts and proceeds of Merchant’s inventory free from any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Merchant will defend the Collateral and all proceeds and products thereof against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the interests of Bank. Merchant shall not sell all or substantially all of its inventory or other tangible assets without the prior written consent of Bank.

n.
Neither the Merchant nor any affiliate of the Merchant is a Sanctioned Person, (i) has assets in Sanctioned Countries, or (ii) derives its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The proceeds of this Agreement will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country. As used herein, “OFAC” shall mean the U.S. Department of the Treasury's Office of Foreign Assets Control. “Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/index.shtml, or as otherwise published from time to time. “Sanctioned Person” shall mean (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/ , or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

o.
Merchant shall indemnify, defend and save and hold Bank (its affiliates and their respective officers, directors, employees, advisors and agents) harmless against any and all claims, suits, obligations, damages, losses, liabilities, costs and expenses (including, without limitation, attorneys’ fees), demands, penalties, fines and forfeitures of any nature, arising out of or in any way related to the factoring facility contemplated herein, the Agreement and any other related documents, the sale, grant of security or any other interest in Collateral, and the enforcement of any rights or remedies under the Agreement or any other rights or remedies with regard to such Collateral.

p.
Merchant shall maintain a depository account with Bank.

11.
Financial Reports. Merchant will furnish to Bank such financial information concerning Merchant and its business at times and in form as Bank may require, including but not limited to the following:

a.
the year-end financial statements of Merchant (in form, preparation and substance acceptable to Bank) within one hundred twenty (120) days after the close of each of its fiscal years for annual financials, including a balance sheet as of the close of such period, an income statement, a reconciliation of stockholders' equity, a statement of cash flows and an inventory valuation, reviewed by an independent certified public accountant acceptable to Bank and analyzed in accordance with generally accepted accounting principles;

b.
monthly financial statements of Merchant (in form, preparation and substance acceptable to Bank) within forty-five (45) days after each month end prepared in accordance with generally accepted accounting principles;

c.
together with each delivery of financial statements required above, the certificate of Merchant substantially in the form of Annex C hereto signed by an authorized officer of Merchant stating, among other things, that no event has occurred which constitutes a failure of Merchant to comply with or default or event of default under (but for the requirement that notice be given, or time elapse or both) any loans, notes, debentures, bonds, leases, or other obligations of Merchant then outstanding, including, but not limited to, this Agreement, or, if any such failure to comply, default or event of default exists, specifying the nature thereof;

d.
such other financial and related information when and as requested by Bank regarding Merchant, the Collateral and any endorser, guarantor or surety of any of the Liabilities of Merchant to Bank..

12.
Indemnity. Merchant will indemnify, defend and save and hold Bank and each other Indemnitee (as defined below) harmless from any and all claims, suits, obligations, damages, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever, that may be asserted against or incurred by Bank or any other Indemnitee arising out of, relating to, or in any manner occasioned by (a) this Agreement or any other instruments or documents evidencing any Liabilities, (b) the Obligations or any other Collateral, or any sale, grant of security or other transfer of any interest in any of the foregoing, under this Agreement or otherwise, (c) the enforcement or exercise of any rights or remedies under this Agreement or any such other instruments or documents, or any rights or remedies with respect to any Obligation or any other Collateral, or (d) Merchant’s sale or provision of goods or services to any Customer. As used herein, “Indemnitee” means each of Bank and its affiliates and its and their respective officers, directors, employees and agents.

13.
Merchant to Pay Accounts with Other Merchants. Merchant agrees to pay and perform at maturity all accounts and contracts owing from Merchant to any third party, if such third party sells or assigns such account or contract right to Bank, without deduction or setoff for any claim or dispute which Merchant may have with such third party.

14.
Liabilities. Bank may withhold any payments to Merchant, or apply any assets of Merchant on deposit with or under Bank's control or in which it has a security interest, to satisfy all present or future indebtedness or other obligations of Merchant to Bank, whether liquidated or unliquidated, direct or indirect, absolute or contingent, arising under this or any other agreement or otherwise ("Liabilities"). The term "Liabilities" does not include Obligations unless there occurs a breach of a representation, warranty or covenant made by Merchant to Bank with respect to such Obligation. Liabilities are due without demand upon or notice to Merchant. As security for payment and performance of all Liabilities, Merchant grants to Bank a continuing security interest in any collateral now or hereafter described in any financing statement filed against Merchant naming Bank as the secured party (which financing statement may describe the collateral as "All assets."), and all of, and Merchant's personal property, both now owned and hereafter acquired, and wherever located, including, but not limited to that certain collateral described on Annex B attached to this Agreement (collectively, the "Collateral"). Upon any failure of Merchant to pay or perform any of the Liabilities, at Bank's option, all of the Liabilities shall become due and payable and performable in full and Bank may collect and/or sell the Collateral and apply the same, including, without limitation, all proceeds of the Collateral, against the Liabilities and exercise all other rights and remedies provided under this Agreement and applicable law in order to satisfy the Liabilities.

15.
Termination, Modification. If Merchant violates this Agreement in any respect, or if Merchant becomes insolvent, or a proceeding in bankruptcy is filed by or against Merchant, then Bank may terminate this Agreement without notice to or demand upon Merchant. This Agreement shall automatically renew annually on the anniversary of the Effective Date unless the Bank otherwise terminates this Agreement upon written notice to the Merchant. Termination shall not affect Bank's rights with respect to any transactions which occur prior to the effective date of such termination. Bank reserves the right to modify the terms of this Agreement as to any Fees amount upon 30 days’ written notice to Merchant. Otherwise, this Agreement may not be modified without the written consent of both parties.

16.
Financing Statement. Merchant authorizes Bank to execute and file in Merchant's name with the Uniform Commercial Code (“UCC”) filing office in Merchant’s state of organization (as determined by the UCC) financing statements covering the Collateral and hereby grants Bank its power of attorney to execute such financing statements in Merchant's name. Such power, being coupled with an interest, is irrevocable. Merchant agrees to execute and deliver any and all financing statements and other papers as Bank may reasonably require in connection with this Agreement.

17.
Intention to Construe Transactions as True Sales. It is the intention of the parties to enter into a purchase and sale agreement and not a loan, borrowing or financing; however, the parties agree that should any portion of the Agreement be construed a loan, borrowing or financing, that portion of the Agreement shall have a structure that will comply with any applicable usury law. Notwithstanding the applicable Fees specified herein, if on any day the use of such fee would be deemed to result in an interest rate which exceeds the Maximum Allowable Rate (as defined below) for that day, then the applicable Fee shall be the Maximum Allowable Rate on such day.

"Maximum Allowable Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by applicable law, stated as a rate per month. It is expressly acknowledged and agreed that Alabama law, including without limitation the laws governing interest, shall be applicable to this Agreement and shall establish the Maximum Allowable Rate; provided, however, that if for any reason whatsoever it is determined by a court of competent jurisdiction that, notwithstanding the Merchant's and the Bank's express agreement that no law other than Alabama law shall be applicable to this Agreement with respect to usury, on any day that any other law is deemed applicable, the Maximum Allowable Rate shall be the maximum nonusurious rate of interest applicable to an entity such as Merchant in the applicable jurisdiction.

If for any reason Merchant's performance of an agreement or obligation under this Agreement involves exceeding the limit of validity prescribed by applicable law, then such agreement or other obligation shall be reduced to the limit of such validity, and if for any reason amounts paid under this Agreement during its full term are deemed interest which produces a rate which exceeds the Maximum Allowable Rate, Bank shall refund to Merchant such portion of said interest as shall be necessary to cause the interest paid on this Agreement to produce a rate equal to the Maximum Allowable Rate.

18.
Fees. Merchant and Bank agree that the Fees constitute consideration to Bank for services in, among other things, making credit investigations, supervising the ledgering and collection of Obligations, and generating reports. The Fees also represent consideration for other out of pocket expenses such as the preparation of this Agreement, insurance premiums, public records search fees, filing fees, etc.

19.
Expenses. Irrespective of whether any Obligations are purchased hereunder, Merchant shall pay all fees and expenses, including, without limitation, legal fees and expenses, filing fees, insurance premiums and expenses, appraisal fees, recording costs and taxes (except taxes measured by Bank's income) incurred by Bank or Merchant from time to time in connection with the preparation and closing, filing, administration, amendment and modification of this Agreement and those documents and instruments associated with the perfection and creation of the security interests and other rights granted pursuant hereto and Bank's selling, negotiating, documenting and/or enforcing participations in the factoring arrangement established under this Agreement. Merchant shall pay to Bank on demand any and all such fees and expenses incurred or paid by Bank, together with any and all fees, expenses and costs (a) of collection or (b) otherwise incurred or paid by Bank in protecting, enforcing or realizing its rights upon or with respect to any of the Liabilities or the Collateral (including, without limitation, reasonable counsel fees, including, without limitation, those incurred in connection with any appeal or any bankruptcy proceedings). After deducting all of said fees and expenses, the residue of any proceeds of collection or sale of Liabilities or Collateral shall be applied to the Liabilities and interest, charges and expenses constituting or related to the Liabilities in such order of preference as Bank may determine, proper allowance for Liabilities not then due being made, and, to the extent allowed by law, without limiting any of Merchant's or any guarantor's obligations or any of Bank's rights under this Agreement, Merchant and guarantors shall remain liable for any deficiency.

20.
Miscellaneous. This Agreement supersedes all previous agreements or understandings between the Bank's Commercial Billing Service division and Merchant. This Agreement may not be assigned except that Bank may assign this Agreement to its parent or wholly owned subsidiary of Bank or its parent or any other third party. This Agreement has been negotiated and is being executed and delivered in the State of Alabama, or if executed elsewhere, shall become effective upon Bank's approval, acceptance and execution of the original of this Agreement in Alabama. Alabama law shall apply to the Agreement and the transactions contemplated hereby, except that the laws of the state of Merchant's residence shall apply to the extent necessary to give full effect and enforcement to Bank's rights hereunder. Bank shall not be deemed to have waived any of its rights upon or under any of the Liabilities or Collateral unless such waiver be in writing and signed by Bank. No course of dealing and no delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. In the event any one or more of the terms or provisions contained in this Agreement, in any of the other documents executed and delivered in connection herewith or in any other instrument or agreement referred to herein or executed in connection with or as security for the Liabilities, or any application thereof to any person or circumstances, shall be declared prohibited, illegal, invalid or unenforceable to any extent in any jurisdiction, as determined by a court of competent jurisdiction, such term or provision, in that jurisdiction, shall be ineffective only to the extent of such prohibition, illegality, invalidity or unenforceability, or as applied to such persons or circumstances, without invalidating or rendering unenforceable the remaining terms or provisions hereof or thereof or affecting the validity or enforceability of such term or provision in any other jurisdiction or as to other persons or circumstances in such jurisdiction, unless such would effect a substantial deviation from the general intent and purpose of the parties, make a significant change in the economic effect of the transactions contemplated herein on Bank, or impair the validity or perfection of Bank's security interest in any Collateral or the validity of any guaranty or other security for the Liabilities, in which event a substitute provision shall be supplied by the court in order to provide Bank with the benefits intended by such invalid term or provision.

21.
Waiver of Trial by Jury. BANK AND MERCHANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN, THE LIABILITIES, ALL OTHER DOCUMENTS GIVEN TO EVIDENCE OR SECURE THIS AGREEMENT AND/OR THE LIABILITIES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS RELATED THERETO (WHETHER VERBAL OR WRITTEN).

22.
Attorneys' Fees. If any amounts owed to Bank under this Agreement are collected by or through an attorney at law, then Merchant agrees to pay Bank's reasonable attorneys' fees.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed all as of the day and year first written above.

MERCHANT:

NDS NUTRITION PRODUCTS, INC.,
a Florida corporation

By:
Its:
Date:

iSATORI, INC.,
a Delaware corporation

By:
Its:
Date:

APPROVED, ACCEPTED AND EXECUTED
in the State of Alabama by
COMPASS BANK,
d/b/a Commercial Billing Service

By:
        Sherri Edgil
        Its: SVP and Director of Operations

ANNEX A

SPECIFIC TERMS APPLICABLE TO TRANSACTION

Minimum Utilization Amount	$3,000,000.00

ANNEX B

COLLATERAL

All present and future inventory, accounts, accounts receivable, general intangibles and returned goods, together with all reserves, balances, deposits, and property at any time owing to the credit of Merchant with Bank and any and all substitutions, accessions, additions, parts, accessories, attachments, replacements, proceeds and products of, for and to inventory, whether now or hereafter owned, existing, created, arising or acquired.

ANNEX C

COMPLIANCE CERTIFICATE

CERTIFICATE

Reference is made to that certain Merchant Agreement (the "Agreement") executed by NDS NUTRITION PRODUCTS, INC. and iSATORI, INC. (together, jointly and severally, "Merchant"), in favor of COMPASS BANK d/b/a Commercial Billing Service ("Bank"), on or about _________________ ___, 2017. Capitalized terms used but not defined herein shall have the meaning attributed to the same in the Agreement. Merchant hereby represents, warrants and covenants to and in favor of Bank as follows:

(a)
no default or event of default (or any event that would constitute an event of default but for the requirement that notice be given or time elapse or both) has occurred or is continuing under the Agreement or under any other loans, notes, debentures, bonds, leases or other obligations of Merchant now outstanding;

(b)
all representations, warranties and covenants contained in the Agreement are expressly reaffirmed and restated as of the date hereof;

(c)
neither Merchant nor, to the best of Merchant's knowledge, any other party has any matured or unmatured claim, offset or cause of action against Bank or its officers, agents or affiliates arising under or in connection with the Liabilities; and

(d)
all financial statements, reports and other documents delivered to Bank on or before the date hereof under or in connection with the Agreement are, as of the relevant date, complete and accurate and may be relied upon by Bank.

NDS NUTRITION PRODUCTS, INC.,
a Florida corporation

By:
Its:
Date:

iSATORI, INC.,
a Delaware corporation

By:
Its:
Date: